EXHIBIT 1
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Trel Participations

Corporate Headquarters:
Le Ponant de Paris - 27, rue Leblanc
75512 Paris Cedex 15

Tel : 33 (1) 40 70 63 63
Fax : 33 (1) 40 70 66 15


                               POWER OF ATTORNEY
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The undersigned,

Mario COLAIACOVO, residing at 27, rue LeBland (15th),

Acting in the capacity of President of Trel Participations, a societe anonyme with a share capital of EURO 51,023,700, whose corporate seat is at Le Ponant de Paris, 27, rue LeBlanc in Paris (15th), registered in the Trade and Companies' Registry of Paris under number 399 230 135,

Has been appointed in this capacity and authorized pursuant to a resolution of the Board of Directors of said company as recorded in the minutes dated January 13, 2001,

Hereby grants power of attorney to:

- Mr. Herve PHILIPPE
who shall act in accordance with applicable laws and regulations,

In order to sign for and on behalf of Trel Participations, all documents relating to declarations by Trel Participations that it exceeds certain share ownership amounts in the share capital of Gemplus International.

                                           Executed in Paris, 6 December 2002

                                           The President

                                           /x/ Mario Colaiacovo

                                           Mario COLAIACOVO